EXHIBIT NO. 99.(h) 5

AMENDMENT TO SHAREHOLDER SERVICING AGREEMENTS

WHEREAS, each of the investment companies listed on Annex A hereto (each a “Fund” and collectively the “Funds”) is a party to a Shareholder Servicing Agreement, as amended, (the “Agreements”) with MFS Service Center, Inc. (“MFSC”); and

WHEREAS, MFSC and each of the Funds listed on Annex A have agreed to amend their respective Agreements as provided below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

Section 1.  Section 15 of each Agreement is amended to add the following Subsections to the end of that Section:

15.1        Forum Selection.   Any legal action or proceeding with respect to this Agreement or the services provided hereunder or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns must be brought and determined in the state courts of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts (and may not be brought or determined in any other forum or jurisdiction), and each party hereto submits with regard to any action or proceeding for itself and in respect of its property, generally and unconditionally, to the sole and exclusive jurisdiction of the aforesaid courts.

15.2        No Third Party Beneficiary.   This agreement does not and is not intended to confer any rights or remedies upon any person other than the parties to this Agreement; there are no third-party beneficiaries of this Agreement, including but not limited to shareholders of each Fund.

Section 2.  This Amendment shall be construed under and shall be governed by the laws of The Commonwealth of Massachusetts.

Section 3.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in duplicate original by its officers thereunto duly authorized, as of May 2, 2016.

MFS SERVICE CENTER, INC.

By:	MARGARHEETA C. WISE
Margarheeta C. Wise
President

Each of the Funds listed on Annex A

By:	KRISTIN V. COLLINS
Kristin V. Collins
Assistant Secretary

ANNEX A TO AMENDMENT TO SHAREHOLDER SERVICING AGREEMENT

FUND NAME	ACRONYM
Massachusetts Investors Trust	MIT
Massachusetts Investors Growth Stock Fund	MIG
MFS SERIES TRUST I
MFS Core Equity Fund	RGI
MFS Low Volatility Equity Fund	LVU
MFS Low Volatility Global Equity Fund	LVO
MFS New Discovery Fund	NDF
MFS Research International Fund	RIF
MFS Technology Fund	SCT
MFS U.S. Government Cash Reserve Fund	MCF
MFS Value Fund	EIF
MFS SERIES TRUST II
MFS Growth Fund	MEG
MFS SERIES TRUST III
MFS Global High Yield Fund	HYO
MFS High Income Fund	MFH
MFS High Yield Pooled Portfolio	HYO
MFS Municipal High Income Fund	MMH
MFS SERIES TRUST IV
MFS Blended Research Emerging Markets Equity Fund	BRK
MFS Blended Research Global Equity Fund	BRL
MFS Blended Research International Equity Fund	BRX
MFS Global New Discovery Fund	GND
MFS Mid Cap Growth Fund	OTC
MFS U.S. Government Money Market Fund	MMM
MFS SERIES TRUST V
MFS International New Discovery Fund	MIO
MFS Research Fund	MFR
MFS Total Return Fund	MTR
MFS SERIES TRUST VI
MFS Global Equity Fund	MWE
MFS Global Total Return Fund	MWT

MFS Utilities Fund	MMU
MFS SERIES TRUST VII
MFS Equity Income Fund	EQI
MFS SERIES TRUST VIII
MFS Global Growth Fund	WGF
MFS Strategic Income Fund	MSI
MFS SERIES TRUST IX
MFS Corporate Bond Fund	MFB
MFS Inflation-Adjusted Bond Fund	IAB
MFS Limited Maturity Fund	MLM
MFS Municipal Limited Maturity Fund	MML
MFS Total Return Bond Fund	RBF
MFS SERIES TRUST X
MFS Absolute Return Fund	ART
MFS Aggressive Growth Allocation Fund	AGG
MFS Blended Research Growth Equity Fund	BRW
MFS Blended Research Small Cap Equity Fund	BRS
MFS Blended Research Value Equity Fund	BRU
MFS Conservative Allocation Fund	CON
MFS Emerging Markets Debt Fund	EMD
MFS Emerging Markets Debt Local Currency Fund	EML
MFS Emerging Markets Equity Fund	FEM
MFS Global Bond Fund	GLB
MFS Growth Allocation Fund	GRO
MFS International Diversification Fund	MDI
MFS International Growth Fund	FGF
MFS International Value Fund	FGI
MFS Managed Wealth Fund	MGW
MFS Moderate Allocation Fund	MOD
MFS SERIES TRUST XI
MFS Blended Research Core Equity Fund	UNE
MFS Mid Cap Value Fund	MDV
MFS SERIES TRUST XII
MFS Equity Opportunities Fund	MSR
MFS Lifetime Income Fund	LRT
MFS Lifetime 2015 Fund	L15
MFS Lifetime 2020 Fund	ML2
MFS Lifetime 2025 Fund	L25
MFS Lifetime 2030 Fund	ML3

MFS Lifetime 2035 Fund	L35
MFS Lifetime 2040 Fund	ML4
MFS Lifetime 2045 Fund	L45
MFS Lifetime 2050 Fund	ML5
MFS Lifetime 2055 Fund	L55
MFS SERIES TRUST XIII
MFS Diversified Income Fund	DIF
MFS Global Real Estate Fund	GRE
MFS Government Securities Fund	MGS
MFS New Discovery Value Fund	NDV
MFS SERIES TRUST XIV
MFS Institutional Money Market Portfolio	IMM
MFS SERIES TRUST XV
MFS Commodity Strategy Fund	CMS
MFS Global Alternative Strategy Fund	DTR
MFS SERIES TRUST XVI
MFS Global Multi-Asset Fund	GMA
MFS MUNICIPAL SERIES TRUST
MFS Alabama Municipal Bond Fund	MAL
MFS Arkansas Municipal Bond Fund	MAR
MFS California Municipal Bond Fund	MCA
MFS Georgia Municipal Bond Fund	MGA
MFS Maryland Municipal Bond Fund	MMD
MFS Massachusetts Municipal Bond Fund	MMA
MFS Mississippi Municipal Bond Fund	MMP
MFS Municipal Income Fund	MMI
MFS New York Municipal Bond Fund	MNY
MFS North Carolina Municipal Bond Fund	MNC
MFS Pennsylvania Municipal Bond Fund	MPA
MFS South Carolina Municipal Bond Fund	MSC
MFS Tennessee Municipal Bond Fund	MTN
MFS Virginia Municipal Bond Fund	MVA
MFS West Virginia Municipal Bond Fund	MWV
MFS VARIABLE INSURANCE TRUST
MFS Global Equity Series	VGE
MFS Growth Series	VEG
MFS Investors Trust Series	VGI
MFS Mid Cap Growth Series	VMG
MFS New Discovery Series	VND

MFS Research Series	VFR
MFS Total Return Bond Series	VFB
MFS Total Return Series	VTR
MFS Utilities Series	VUF
MFS Value Series	VLU